Exhibit 10.20

ORIGINAL

10/31/01 CALWEST MTIN

CALIFORNIA FORM 9/05

LEASE

CALWEST INDUSTRIAL HOLDINGS, LLC,

a Delaware limited liability company,

Landlord,

and

THEROX, INC.,

a Delaware corporation

Tenant

10/31/01 CALWEST CA MTIN Revised 9/09/05 586764.v1: 028481/048

10/31/01 CALWEST CA MTIN Revised 9/09/05 586764.v1: 028481/048	i

TABLE OF CONTENTS

(continued)

		Page
38.	RECORDATION	17

39.	LIMITATION OF LANDLORD’S LIABILITY	18

EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES

EXHIBIT A-1 – SITE PLAN

EXHIBIT B – INITIAL ALTERATIONS

EXHIBIT C – COMMENCEMENT DATE MEMORANDUM

EXHIBIT D – RULES AND REGULATIONS

EXHIBIT E – EXPANSION PREMISES

EXHIBIT F – HAZARDOUS MATERIALS

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

10/31/01 CALWEST CA MTIN Revised 9/09/05 586764.v1: 028481/048	ii

MULTI-TENANT INDUSTRIAL NET LEASE

REFERENCE PAGES

BUILDING:	Irvine Cartwright Business Park

LANDLORD:	CALWEST INDUSTRIAL HOLDINGS, LLC, a Delaware limited liability company

LANDLORD’S ADDRESS:	7245 Garden Grove Blvd., Suite E Garden Grove, CA 92841

WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT:	Calwest Industrial Holdings, LLC File #30043 P.O. Box 60000 San Francisco, CA 94160

LEASE REFERENCE DATE:	March 23, 2007

TENANT:	THEROX, INC., a Delaware corporation

TENANT’S NOTICE ADDRESS:

(a) As of beginning of Term:	17500 Cartwright Road, Suite 100, Irvine, CA 92614

(b) Prior to beginning of Term (if different):	2400 Michelson Drive Irvine, CA 92612

PREMISES ADDRESS:	17500 Cartwright Road, Suite 100, Irvine, CA 92614

PREMISES RENTABLE AREA:	Approximately 23,496 sq. ft. (for outline of Premises see Exhibit A)

USE:	Office, laboratory, light manufacturing, assembly and warehouse use for a medical device company and for no other purpose.

SCHEDULED COMMENCEMENT DATE:	July 1,2007

TERM OF LEASE:	Approximately five (5) years, two (2) months and zero (0) days beginning on the Commencement Date and ending on the Termination Date.

TERMINATION DATE:	August 31, 2012

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

10/31/01 CALWEST CA MTIN Revised 9/09/05 586764.v1: 028481/048	iii

ANNUAL RENT and MONTHLY INSTALLMENT OF RENT (Article 3):

Period		Rentable Square Footage	Annual Rent Per Square Foot	Annual Rent	Monthly Installment of Rent
from	through
7/1/2007	8/31/2007	23,496	$ 0.00	$ 0.00	$ 0.00
9/1/2007	6/30/2008	23,496	$16.20	$380,635.20	$31,719.60
7/1/2008	6/30/2009	23,496	$16.85	$395,860.61	$32,988.38
7/1/2009	6/30/2010	23,496	$17.52	$411,695.03	$34,307.92
7/1/2010	6/30/2011	23,496	$18.22	$428,162.83	$35,680.24
7/1/2011	8/31/2012	23,496	$18.95	$445,289.35	$37,107.45

INITIAL ESTIMATED MONTHLY INSTALLMENT OF RENT ADJUSTMENTS (Article 4)	$ 4,653.20

TENANT’S PROPORTIONATE SHARE:	20.01% of the Building which measures approximately 117,415 rentable square feet; and 74.59% of the Premises which measures approximately 31,500 rentable square feet

SECURITY DEPOSIT:	$ 41,397.40

ASSIGNMENT/SUBLETTING FEE	$ 1,000.00

REAL ESTATE BROKER DUE COMMISSION:	CB Richard Ellis, Voit Commercial Brokerage and RREEF Management Company

TENANT’S SIC CODE:	3841

The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. This Lease includes Exhibits A through F, all of which are made a part of this Lease.

LANDLORD:		TENANT:

CALWEST INDUSTRIAL HOLDINGS, LLC, a Delaware limited liability company		THEROX, INC., a Delaware corporation

By:	RREEF Management Company, a Delaware corporation, its Property Manager

By:	/s/ Krysti Galvin	By:	/s/ Kevin T. Larkin
Name:	Krysti Galvin	Name:	Kevin T. Larkin
Title:	District Manager	Title:	President
Dated:	4-27-07	Dated:	April 26, 2007

		By:	/s/ Margaret A. Kivinski
		Name:	Margaret A. Kivinski
		Title:	Secretary
		Dated:	April 26, 2007

10/31/01 CALWEST CA MTIN Revised 9/09/05 586764.v1: 028481/048	iv

LEASE

By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages. The Premises are depicted on the floor plan attached hereto as Exhibit A, and the Building is depicted on the site plan attached hereto as Exhibit A-I. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.

1. USE AND RESTRICTIONS ON USE.

1.1 The Premises are to be used solely for the purposes set forth on the Reference Pages. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them, or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant’s sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.

See Exhibit F Hazardous Materials

1.2 Tenant and the Tenant Entities will be entitled to the non-exclusive use of the common areas of the Building as they exist from time to time during the Term, including the parking facilities, subject to Landlord’s rules and regulations regarding such use. However, in no event will Tenant or the Tenant Entities park more vehicles in the parking facilities than Tenant’s Proportionate Share of the total parking spaces available for common use. The foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces or any guaranty of the availability of any particular parking spaces or any specific number of parking spaces.

2. TERM.

2.1 The Term of this Lease shall begin on the date (“Commencement Date”) which shall be the later of the Scheduled Commencement Date as shown on the Reference Pages and the date that Landlord shall tender possession of the Premises to Tenant, and shall terminate on the date as shown on the Reference Pages (“Termination Date”), unless sooner terminated by the provisions of this Lease. Landlord shall tender possession of the Premises with all the work, if any, to be performed by Landlord pursuant to Exhibit B to this Lease substantially completed. Tenant shall deliver a punch list of items not completed within thirty (30) days after Landlord tenders possession of the Premises and Landlord agrees to proceed with

10/31/01 CALWEST CA MTIN Revised 9/09/05 586764.v1: 028481/048	1

due diligence to perform its obligations regarding such items. Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Commencement Date, Termination Date and, if necessary, a revised rent schedule. Should Tenant fail to do so within thirty (30) days after Landlord’s request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.

2.2 Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Scheduled Commencement Date for any reason, Landlord shall not be liable for any damage resulting from such inability, but Tenant shall not be liable for any rent until the time when Landlord can, after notice to Tenant, deliver possession of the Premises to Tenant. No such failure to give possession on the Scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that if Landlord is unable to deliver possession of the Premises within one hundred twenty (120) days after the Scheduled Commencement Date (other than as a result of strikes, shortages of materials, holdover tenancies or similar matters beyond the reasonable control of Landlord and Tenant is notified by Landlord in writing as to such delay), Tenant shall have the option to terminate this Lease unless said delay is as a result of: (a) Tenant’s failure to agree to plans and specifications and/or construction cost estimates or bids; (b) Tenant’s request for materials, finishes or installations other than Landlord’s standard except those, if any, that Landlord shall have expressly agreed to furnish without extension of time agreed by Landlord; (c) Tenant’s change in any plans or specifications; or, (d) performance or completion by a party employed by Tenant (each of the foregoing, a “Tenant Delay”). If any delay is the result of a Tenant Delay, the Commencement Date and the payment of rent under this Lease shall be accelerated by the number of days of such Tenant Delay.

2.3 In the event Landlord permits Tenant, or any agent, employee or contractor of Tenant, to enter, use or occupy the Premises prior to the Commencement Date, such entry, use or occupancy shall be subject to all the provisions of this Lease other than the payment of rent, including, without limitation, Tenant’s compliance with the insurance requirements of Article 11. Said early possession shall not advance the Termination Date.

3. RENT.

3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first full month’s rent shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth ( 1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing. If an Event of Default occurs, Landlord may require by notice to Tenant that all subsequent rent payments be made by an automatic payment from Tenant’s bank account to Landlord’s account, without cost to Landlord. Tenant must implement such automatic payment system prior to the next scheduled rent payment or within ten (10) days after Landlord’s notice, whichever is later. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.

3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) six percent (6%) of the unpaid rent or other payment. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.

4. RENT ADJUSTMENTS.

4.1 For the purpose of this Article 4, the following terms are defined as follows:

4.1.1 Lease Year: Each fiscal year (as determined by Landlord from time to time) falling partly or wholly within the Term.

10/31/01 CALWEST CA MTIN Revised 9/09/05 586764.v1: 028481/048	2

4.1.2 Expenses: All costs of operation, maintenance, repair, replacement and management of the Building (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas; waste disposal; the cost of janitorial services; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Building including management and/or administrative fees; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith. In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant’s Proportionate Share of: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; (ii) the cost of fire sprinklers and suppression systems and other life safety systems; and (iii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. Expenses shall not include depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments, costs of alterations of tenants’ premises, leasing commissions, interest expenses on long-term borrowings, advertising costs, or management fees in excess of the range of fees paid in the market from time to time as determined by a reasonable survey of comparable property in the greater Irvine Business Complex market.

4.1.3 Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building or any taxes to be paid by Tenant pursuant to Article 28.

4.2 Tenant shall pay as additional rent for each Lease Year Tenant’s Proportionate Share of Expenses and Taxes incurred for such Lease Year.

With respect to Expenses or Taxes that relate only to the Premises, Tenant shall pay the portion thereof that equals Tenant’s Proportionate Share of the Premises as specified in the Reference Pages. With respect to Expenses or Taxes that relate to the Building, Tenant shall pay Tenant’s Proportionate Share thereof as specified in the Reference Pages. Categories of Expenses or Taxes that relate only to the Premises shall not be included as Expenses or Taxes for the Building. Thus if Tenant pays Tenant’s Proportionate Share of the landscape expenses for the Premises, Tenant shall not be required to pay any other amount for landscape of the Building. Examples of Premises-specific Expenses are landscape maintenance, HVAC maintenance (if applicable), parking lot light maintenance, window washing and roof maintenance. Examples of Building-specific Expenses are management fees, insurance and taxes. These examples are given as an illustration only and are subject to Landlord change at Landlord’s reasonable discretion.

4.3 The annual determination of Expenses shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3. During the Term, Tenant may review, at Tenant’s sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord five (5) days advance written notice within sixty (60) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a confidentiality agreement acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such review it shall be one of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. If Tenant fails to object to Landlord’s determination of Expenses within ninety

10/31/01 CALWEST CA MTIN Revised 9/09/05 586764.v1: 028481/048	3

(90) days after receipt, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination. In the event that during all or any portion of any Lease Year or Base Year, the Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the Building been at least one hundred percent (100%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Lease Year.

4.4 Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate Tenant’s liability for Expenses and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

4.5 When the above mentioned actual determination of Tenant’s liability for Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

4.5.1 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and

4.5.2 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if the Lease has terminated, refund the difference in cash.

4.6 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year

5. SECURITY DEPOSIT. Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default. If Tenant defaults with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion is so used, Tenant shall within five (5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant’s obligations under this Lease have been fulfilled, but in no event later than sixty (60) days following the expiration or early termination of the same. Notwithstanding anything to the contrary contained herein or in Article 23 hereof, Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.

6. ALTERATIONS.

6.1 Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord’s consent shall not be unreasonably withheld with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems, and (iv) in aggregate do not cost more than $5.00 per rentable square foot of that portion of the Premises affected by the alterations in question.

10/31/01 CALWEST CA MTIN Revised 9/09/05 586764.v1: 028481/048	4

6.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord’s contractor or a contractor reasonably approved by Landlord, in either event at Tenant’s sole cost and expense. If Tenant shall employ any contractor other than Landlord’s contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. In any event Landlord may charge Tenant a construction management fee not to exceed five percent (5%) of the cost of such work to cover its overhead as it relates to such proposed work, plus third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due thirty (30) days after Landlord’s demand.

6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations, using Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, waivers of lien, surety company performance bonds and funded construction escrows and to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord’s election said sums shall be paid in the same way as sums due under Article 4. Landlord may, as a condition to its consent to any particular alterations or improvements, require Tenant to deposit with Landlord the amount reasonably estimated by Landlord as sufficient to cover the cost of removing such alterations or improvements and restoring the Premises, to the extent required under Section 26.2.

7. REPAIR.

7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B if attached to this Lease and except that Landlord shall repair and maintain, at its cost and expense, the structural portions of the roof, foundation and walls of the Premises. Landlord shall also be responsible. at its cost and expense. for the replacement of any heating, ventilation. and air conditioning (“HVAC”) package unit should said package unit be beyond its useful life and repair. Additionally. Landlord shall maintain and repair all electrical, plumbing and life safety systems serving the Premises to the point of connection, and shall maintain the heating and air conditioning systems, the parking lots and the landscaped areas relating to the Premises, the cost of which shall be reimbursable by Tenant in accordance with Article 4. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them, except as set forth in the punch list to be delivered pursuant to Section 2.1. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

Notwithstanding the foregoing, Landlord shall maintain the condition of all plumbing, electrical and HVAC systems within the Premises for a period of thirty (30) days after the Commencement Date at Landlord’s expense and not as Expenses payable by Tenant, provided that Tenant gives Landlord notice thereof within such thirty (30) day period. Thereafter, all repairs shall be subject to the terms of Article 7.2 and Addendum Paragraph 2.

7.2 Tenant shall at its own cost and expense keep and maintain all parts of the Premises and such portion of the Building and improvements as are within the exclusive control of Tenant in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original (including, but not limited to, repair and replacement of all fixtures installed by Tenant, water heaters serving the Premises, windows, glass and plate glass, doors, exterior stairs, skylights, any special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems serving the Premises, electrical systems and fixtures, sprinkler systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, and performance of regular removal of trash and debris). Tenant as part of its obligations hereunder shall keep the Premises in a clean and sanitary condition. Tenant will, as far as possible keep all such parts of the Premises from deterioration due to ordinary wear and from falling temporarily out of repair, and upon termination of this Lease in any way Tenant will yield up the Premises to Landlord in good condition and repair, loss by fire or other casualty excepted (but not excepting any damage to glass).

10/31/01 CALWEST CA MTIN Revised 9/09/05 586764.v1: 028481/048	5

Tenant shall, at its own cost and expense, repair any damage to the Premises or the Building resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, employees, contractors, invitees, or any other person entering upon the Premises as a result of Tenant’s business activities or caused by Tenant’s default hereunder.

7.3 Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.

7.4 Landlord shall coordinate any repairs and other maintenance of any railroad tracks serving the Building and, if Tenant uses such rail tracks, Tenant shall reimburse Landlord or the railroad company from time to time upon demand, as additional rent, for its share of the costs of such repair and maintenance and for any other sums specified in any agreement to which Landlord or Tenant is a party respecting such tracks, such costs to be borne proportionately by all tenants in the Building using such rail tracks, based upon the actual number of rail cars shipped and received by such tenant during each calendar year during the Term.

8. LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within ten (10) business days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within thirty (30) days of Landlord’s demand.

9. ASSIGNMENT AND SUBLETTING.

9.1 Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least sixty (60) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.

9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

9.3 In addition to Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by

10/31/01 CALWEST CA MTIN Revised 9/09/05 586764.v1: 028481/048	6

Landlord to Tenant within thirty (30) days following Landlord’s receipt of Tenant’s written notice as required above. However, if Tenant notifies Landlord, within five (5) days after receipt of Landlord’s termination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and the Lease shall continue in full force and effect. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant.

9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant. As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for leasing commissions and tenant improvements in connection with such sublease, assignment or other transfer.

9.5 Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant or matter which will become a default of Tenant with passage of time unless cured, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would: (i) involve increased personnel or wear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iv) involve a violation of Section 1.2. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.

9.6 Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum equal to all of Landlord’s costs, including reasonable attorney’s fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

9.7 If Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment.

9.8 Notwithstanding the foregoing provisions of this Article to the contrary, Tenant shall be permitted to assign this Lease, or sublet all or a portion of the Premises, to an Affiliate of Tenant without the prior consent of Landlord, if all of the following conditions are first satisfied:

9.8.1 Tenant shall not then be in default under this Lease;

10/31/01 CALWEST CA MTIN Revised 9/09/05 586764.v1: 028481/048	7

9.8.2 A fully executed copy of such assignment or sublease, the assumption of this Lease by the assignee or acceptance of the sublease by the sublessee, and such other information regarding the assignment or sublease as Landlord may reasonably request, shall have been delivered to Landlord;

9.8.3 The Premises shall continue to be operated solely for the use specified in the Reference Page or other use acceptable to Landlord in its reasonable discretion; and

9.8.4 Tenant shall pay all costs reasonably incurred by Landlord in connection with such assignment or subletting, including without limitation attorneys’ fees.

Tenant acknowledges (and, at Landlord’s request, at the time of such assignment or subletting shall confirm) that in each instance Tenant shall remain liable for performance of the terms and conditions of the Lease despite such assignment or subletting. As used herein the term “Affiliate” shall mean an entity which (i) directly or indirectly controls Tenant or (ii) is under the direct or indirect control of Tenant or (iii) is under common direct or indirect control with Tenant, (iv) is the successor in interest to Tenant by way of merger or consolidation, or by sale of all of the stock of Tenant or of all of the assets of Tenant, so long as the tangible net worth of the surviving or successor entity following such transaction is at least as much as the tangible net worth of Tenant immediately preceding the transaction or at the Commencement Date, whichever is higher. Control shall mean ownership of fifty-one percent (51%) or more of the voting securities or rights of the controlled entity.

10. INDEMNIFICATION. None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11. INSURANCE.

11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) Worker’s Compensation Insurance with limits as required by statute; (d) Employers Liability with limits of $1,000,000 each accident, $1,000,000 disease policy limit, $1,000,000 disease—each employee; (e) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured, (f) Business Interruption Insurance in the amount of $250,000, and (g) Excess Liability in the amount of $2,000,000.

11.2 The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property—Special Form); (c) be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD form 28 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

10/31/01 CALWEST CA MTIN Revised 9/09/05 586764.v1: 028481/048	8

11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

12. WAIVER OF SUBROGATION. So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13. SERVICES AND UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler system charges and other utilities and services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers. If any such services are not separately metered to Tenant, Tenant shall pay such proportion of all charges jointly metered with other premises as determined by Landlord, in its sole discretion, to be reasonable. Any such charges paid by Landlord and assessed against Tenant shall be immediately payable to Landlord on demand and shall be additional rent hereunder. Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Building. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises.

14. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be One Hundred Fifty Percent (150%) for the first sixty (60) days of such holdover period, and Two Hundred Percent (200%) for all periods thereafter of the greater of (a) the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under Article 4; and (b) the then market rental value of the Premises as determined by Landlord assuming a new lease of the Premises of the then usual duration and other terms, in either case, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month or one (1) year, whichever shall be specified in such notice, in either case at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.

15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord’s request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord.

If requested in writing by Tenant, Landlord shall use commercially reasonable efforts to secure non-disturbance protection for Tenant. However, in no event shall Landlord’s failure to secure such protection relieve Tenant of its obligations under this Lease or be considered a default under this Article 15. Notwithstanding anything to the contrary contained herein, Tenant’s possession of the Premises shall not be disturbed in the event of a foreclosure or upon the exercise of a power of sale, under any mortgage, deed of trust or like encumbrance, so long as Tenant is not in default under this Lease.

16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations.

10/31/01 CALWEST CA MTIN Revised 9/09/05 586764.v1: 028481/048	9

17. REENTRY BY LANDLORD.

17.1 Landlord reserves and shall at all times have the right to re-enter the Premises with twenty-four (24) hours prior notice, except in cases of an emergency where no notice shall be required, to inspect the same, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17.

17.2 Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within five (5) days of Landlord’s demand.

18. DEFAULT.

18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:

18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) days after written notice that such payment was not made when due, but if any such notice shall be given, for the twelve (12) month period commencing with the date of such notice, the failure to pay within five (5) days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice. The notice required pursuant to this Section 18.1.1 shall replace rather than supplement any statutory notice required under California Code of Civil Procedure Section 1161 or any similar or successor statute.

18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such twenty (20) day period, Tenant has commenced the cure within such twenty (20) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days.

18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.

18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of

10/31/01 CALWEST CA MTIN Revised 9/09/05 586764.v1: 028481/048	10

Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

19. REMEDIES.

19.1 Upon the occurrence of any Event or Events of Default under this Lease, whether enumerated in Article 18 or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of rent or other obligations and waives any and all other notices or demand requirements imposed by applicable law):

19.1.1 Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

19.1.1.1 The Worth at the Time of Award of the unpaid rent which had been earned at the time of termination;

19.1.1.2 The Worth at the Time of Award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could have been reasonably avoided;

19.1.1.3 The Worth at the Time of Award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could be reasonably avoided;

19.1.1.4 Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

19.1.1.5 All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

The “Worth at the Time of Award” of the amounts referred to in parts 19.1.1.1 and 19.1.1.2 above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (i) the greatest per annum rate of interest permitted from time to time under applicable law, or (ii) the Prime Rate plus 5%. For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The “Worth at the Time of Award” of the amount referred to in part 19.1.1.3, above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;

19.1.2 Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

19.1.3 Notwithstanding Landlord’s exercise of the remedy described in California Civil Code § 1951.4 in respect of an Event or Events of Default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Section 19.1.1.

19.2 The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

19.3 TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER REGULATIONS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH. TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

10/31/01 CALWEST CA MTIN Revised 9/09/05 586764.v1: 028481/048	11

19.4 No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default.

19.5 This Article 19 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion..

19.6 If more than one (1) Event of Default occurs during the Term or any renewal thereof, Tenant’s renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any are provided for in this Lease, shall be null and void.

19.7 If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs. TENANT EXPRESSLY WAIVES ANY RIGHT TO: (A) TRIAL BY JURY; AND (B) SERVICE OF ANY NOTICE REQUIRED BY ANY PRESENT OR FUTURE LAW OR ORDINANCE APPLICABLE TO LANDLORDS OR TENANTS BUT NOT REQUIRED BY THE TERMS OF THIS LEASE.

19.8 Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant’s sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to reimburse Landlord within five (5) days of Landlord’s demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.

20. TENANT’S BANKRUPTCY OR INSOLVENCY.

20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):

20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

20.1.1.1 Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

20. 1.1.2 Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of

10/31/01 CALWEST CA MTIN Revised 9/09/05 586764.v1: 028481/048	12

the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

20.1.1.4 Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22. CASUALTY

22.1 In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within one hundred eighty (180) days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.

22.2 If such repairs cannot, in Landlord’s reasonable estimation, be made within one hundred eighty (180) days, Landlord and Tenant shall each have the option of giving the other, at any time within ninety (90) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

22.4 In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

10/31/01 CALWEST CA MTIN Revised 9/09/05 586764.v1: 028481/048	13

22.5 Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

22.7 Tenant hereby waives any and all rights under and benefits of Sections 1932(2) and 1933(4) of the California Code of Civil Procedure, or any similar or successor Regulations or other laws now or hereinafter in effect.

23. EMINENT DOMAIN. If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term. Tenant hereby waives any and all rights under and benefits of Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Regulations or other laws now or hereinafter in effect.

24. SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building and an assumption of this Lease by the purchaser or assignee, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord shall transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25. ESTOPPEL CERTIFICATES. Within ten (10) days following any written request which Landlord or Tenant may make from time to time, Tenant or Landlord shall execute and deliver to the other or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Landlord or Tenant’s statement; and (e) such other matters as may be reasonably requested by either party. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser, and either party shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. The parties irrevocably agrees that if the other party fails to execute and deliver such certificate within such ten (10) day period the requesting parties’ beneficiary or agent may execute and deliver such certificate on the other’s behalf, and that such certificate shall be fully binding on that party.

10/31/01 CALWEST CA MTIN Revised 9/09/05 586764.v1: 028481/048	14

26. SURRENDER OF PREMISES.

26.1 Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises. In the event of Tenant’s failure to arrange such joint inspections and/or participate in either such inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

26.2 All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including, without limitation, carpeting (collectively, “Alterations”), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, if Landlord elects by notice given to Tenant at the time of Landlord’s consent, Tenant shall, at Tenant’s sole cost, remove any Alterations, including carpeting, so designated by Landlord’s notice, and repair any damage caused by such removal. Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, equipment, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property, as well as all data/telecommunications cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling (collectively, “Personalty”). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal. In lieu of requiring Tenant to remove Alterations and Personalty and repair the Premises as aforesaid, Landlord may, by written notice to Tenant delivered at least thirty (30) days before the Termination Date, require Tenant to pay to Landlord, as additional rent hereunder, the cost of such removal and repair in an amount reasonably estimated by Landlord.

26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant’s obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address.

28. TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

10/31/01 CALWEST CA MTIN Revised 9/09/05 586764.v1: 028481/048	15

29. DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share shown on the Reference Pages; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or any business park or complex of which the Building is a part, remeasurement or other circumstance reasonably justifying adjustment. The term “Building” refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto. If the Building is part of a larger complex of structures, the term “Building” may include the entire complex, where appropriate (such as shared Expenses or Taxes) and subject to Landlord’s reasonable discretion.

30. TENANT’S AUTHORITY. If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

31. FINANCIAL STATEMENTS AND CREDIT REPORTS. At Landlord’s request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.

32. COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages. Commissions payable to the parties shown on the Reference Pages are the sole responsibility of Landlord, per a separate commission agreement.

33. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.

10/31/01 CALWEST CA MTIN Revised 9/09/05 586764.v1: 028481/048	16

34. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

35. ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

36. EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month’s rent as set forth in Article 3 and any sum owed pursuant to this Lease.

37. RECORDATION. Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

10/31/01 CALWEST CA MTIN Revised 9/09/05 586764.v1: 028481/048	17

38. LIMITATION OF LANDLORD’S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

LANDLORD:		TENANT:

CALWEST INDUSTRIAL HOLDINGS, LLC, a Delaware limited liability company		THEROX, INC., a Delaware corporation

By:	RREEF Management Company, a Delaware corporation, its Property Manager

By:	/s/ Krysti Galvin	By:	/s/ Kevin T. Larkin
Name:	Krysti Galvin	Name:	Kevin T. Larkin
Title:	District Manager	Title:	President
Dated:	4-27-07	Dated:	April 26, 2007

		By:	/s/ Margaret A. Kivinski
		Name:	Margaret A. Kivinski
		Title:	Secretary
		Dated:	April 26, 2007

10/31/01 CALWEST CA MTIN Revised 9/09/05 586764.v1: 028481/048	18

ADDENDUM TO LEASE

attached to and made a part of Lease bearing the

Lease Reference Date of March 23, 2007 between

CALWEST INDUSTRIAL HOLDINGS, LLC, a Delaware limited liability company, as Landlord and

THEROX, INC., a Delaware corporation, as Tenant

In the event of any conflict between the terms of this Addendum to Lease and the Lease, the terms of this Addendum to Lease shall control.

1.	TENANT’S PROPORTIONATE SHARE.

Tenant’s Proportionate Share is defined as the percentage obtained by dividing the Premises Rentable Area by the total number of rentable square feet in the applicable portion of the Building. In the event that the number of rentable square feet in either the Premises or the Building is modified, Tenant’s Proportionate Share shall be adjusted.

2.	MAINTENANCE OF AIR CONDITIONING AND HEATING UNITS.

Landlord has currently entered into a contract for a regularly scheduled maintenance service contract on the HVAC equipment. The cost of the HVAC maintenance shall be reimbursable in accordance with Article 4 of the Lease. Tenant, at Tenant’s sole cost and expense, shall be responsible for all HVAC component repairs and replacements in their Premises. The actual cost of such HVAC component repairs or replacements shall be paid by Landlord and reimbursed by Tenant within (10) days after receipt of invoice from Landlord.

Notwithstanding anything to the contrary, Landlord shall be responsible, at its cost and expense, for the replacement of any HVAC package unit should said package unit be beyond its useful life and repair.

3.	ROOF MAINTENANCE.

Notwithstanding anything in the Lease to the contrary, Landlord shall maintain and repair the roof. The cost of said maintenance and repair shall be reimbursable in accordance with Article 4 of the Lease.

4.	PARKING.

During the term of the Lease and any agreed upon extension thereof, Tenant, its authorized representatives and its invitees shall have the non-exclusive right to use the parking facilities located at the Building, jointly and in common with all others entitled to the use thereof. Tenant agrees not to overburden the parking facilities located at the Building and agrees to cooperate with Landlord and other tenants at the Building in the use of said parking facilities. Landlord reserves the right, in the exercise of its sole and absolute discretion, to determine whether Landlord’s parking facilities at the Building are becoming overcrowded and, in such event, to allocate parking spaces among the various tenants in the Building or to designate a specific area or areas within which Tenant, its authorized representatives and its invitees must park. Tenant shall be entitled to use one hundred, eighteen (118) unreserved “In Common” parking spaces at the Building. Tenant expressly agrees and understands that the one hundred, eighteen (118) parking spaces are not reserved and that Landlord, in the exercise of its sole and absolute discretion, may designate the area or areas of the parking facilities located at the Building where said in common parking spaces are to be located. Landlord shall have the right at any time to make changes to the location of driveways, entrances, exits, parking spaces, parking areas, or the direction of the flow of traffic. All responsibility for damage and theft to vehicles is assumed by Tenant and Tenant’s employees, visitors and customers. Tenant shall repair or cause to be repaired, at Tenant’s sole cost and expense, any and all damage to the Premises, Common Areas and Building caused by Tenant, or Tenant’s employees, visitors, or customer’s use of such parking areas.

10/31/01 CALWEST CA MTIN Revised 9/09/05 586769.v1: 028481/048	1	Initials

5. CONDITION OF PREMISES

Prior to vacating the Premises, it must be left in good, clean condition with all systems in good working order, normal wear and tear excepted. The items that will be inspected by Landlord are listed below, but not limited to the following:

A.	Service and repair all heating and air conditioning equipment, exhaust fans and hot water heater. Provide Landlord’s office with a copy of the inspection and service report provided by the mechanical contractor.

B.	All lights in the office and warehouse must be working. Re-lamp and/or re-ballast the fixtures as necessary.

C.	Overhead doors must be serviced and repaired.

D.	All exterior metal doors, including hardware should be serviced or replaced as necessary.

E.	Repair all damaged sheet rock in the office area and in the warehouse along the demising walls.

F.	Office and warehouse floors should be left in good, clean condition.

G.	Any exterior signage must be removed; repair and repaint the fascia as necessary.

H.	The bathrooms and any janitors’ sinks and closets must be cleaned with all plumbing in good working order and condition, all lights and fans in good working condition and all items removed from any cabinets.

I.	All data and electrical wiring for Tenant’s personal equipment and machinery needs to be removed to the point of origin and any repairs from damage made.

6.	TRASH DISPOSAL.

Tenant hereby agrees that all trash debris is to be deposited in receptacles provided within the complex and all receptacles shall remain inside enclosures as provided by Landlord. If it is determined that Tenant is regularly disposing of an unusually large amount of refuse Tenant shall, within ten (10) days receipt of written notice from Landlord and at Tenant’s sole expense, provide for an additional trash bin and pickup service at his or her leased premises. Landlord reserves the right to stipulate the location of storage for Tenant’s additional receptacle. Tenant agrees not to store any items or leave any debris outside its Premises or in any of the common areas, including the parking lot. In the event Landlord must remove items or debris, Landlord shall charge the cost of removing said items or debris to Tenant, and Tenant shall pay same upon removal or be in default of this Lease as defined in Paragraph 18 of this Lease.

Further, Tenant agrees not to use the parking lot or common areas for the storing or staging of any items nor shall Tenant leave any debris in any of the common areas, the parking lot or areas immediately outside its Premises. Upon notice from Landlord, Tenant shall immediately remove said items and/or debris. If Tenant uses the parking lot and/or common areas of the Building for staging and/or storing of any items, Landlord reserves the right to charge a storage fee in the amount of $100.00 per day, until such items have been removed. Failure to remove said items or to pay the same upon demand shall constitute a default under this Lease.

7.	SIGNAGE.

a. At Tenant’s cost, Tenant is required to install one Tenant business identity sign.

b. A layout of each proposed sign showing copy/logo and color samples must be submitted to the Landlord for approval prior to fabrication and installation.

c. Tenant shall additionally have the non-exclusive right, at its sole cost and expense, to install one (I) building identity sign on the Southwest side of the exterior of the Premises. Said sign shall be subject to Landlord’s prior written approval and shall be in accordance with the standard sign criteria of Irvine Cartwright Business Center.

10/31/01 CALWEST CA MTIN Revised 9/09/05 586769.v1: 028481/048	2	Initials

d. Tenant, at Tenant’s sole cost and expense, shall comply with all federal, state or local rules, regulations, statutes and laws regarding the installation, construction, operation, maintenance and removal of the sign and shall be solely responsible for obtaining and maintaining in force any and all permits, licenses and approvals necessary for such sign.

e. Tenant shall be responsible for maintaining any applicable insurance for the sign (including obtaining insurance from its sign vendor for the installation of said sign).

f. Tenant shall maintain the sign in good condition and repair, at Tenant’s sole cost and expense. Landlord may from time to time require that Tenant repaint the sign at Tenant’s expense to keep the same in an attractive condition. In the event that Tenant fails to repair and maintain the sign, Landlord may, but shall not be obligated to, make any such repairs or perform any maintenance to the sign and Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith, plus a reasonable administrative fee.

g. Tenant shall not change the location of, nor alter the sign nor install additional signs without Landlord’s prior written consent.

h. Tenant shall, at Tenant’s sole cost and expense, remove the sign upon the expiration or earlier termination of this Lease, and restore the affected areas to their condition prior to installation of the sign. If Tenant fails to so remove the sign, Landlord reserves the right to do so, and the expense of the same shall be immediately due and payable from Tenant to Landlord as additional rent, together with interest and late charges as provided in this Lease, plus a reasonable administrative fee.

This criterion established the uniform policies for all Tenant sign identification. This criteria has been established for the purpose of maintaining the over all appearance of the complex and to provide our tenants with a consistent quality environment from which to conduct business. Any sign, graphics or other material installed that does not conform to this criterion may be brought into conformity by the Landlord without notice. Any cost incurred by the Landlord to remove nonconforming signs or to correct defacement from mounting of non-conforming signs shall be the responsibility of Tenant.

8.	EXCESSIVE NOISE.

Neither Tenant nor Tenant Entities shall create any disturbance due to excessive noise either within the Premises or the common areas, either by excessive equipment noise or by playing any type of audio or audio/visual equipment at a volume which would at any time interfere with the quiet enjoyment of any other tenant within the facility.

9.	OPTION TO RENEW.

Tenant shall, provided the Lease is in full force and effect and Tenant is not and has not been, in default under any of the other terms and conditions of the Lease at the time of notification or commencement, have one (1) successive option to renew this Lease for a term of five (5) years, for the portion of the Premises being leased by Tenant as of the date the renewal term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:

a.	If Tenant elects to exercise said option, then Tenant shall provide Landlord with written notice no earlier than the date which is two hundred forty (240) days prior to the expiration of the then current term of the Lease but no later than the date which is one hundred eighty (180) days prior to the expiration of the then current term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of the Lease.

b.	The Annual Rent and Monthly Installment in effect at the expiration of the then current term of the Lease shall be increased to reflect the current fair market rental for comparable space in the Building and in other similar buildings in the same rental market as of the date the renewal term is to commence, as determined by Landlord, taking into

10/31/01 CALWEST CA MTIN Revised 9/09/05 586769.v1: 028481/048	3	Initials

account the specific provisions of the Lease which will remain constant. Landlord shall advise Tenant of the new Annual Rent and Monthly Installment for the Premises no later than forty-five (45) days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its option under this Paragraph. Said notification of the new Annual Rent may include a provision for its escalation to provide for a change in fair market rental between the time of notification and the commencement of the renewal term. In no event shall the Annual Rent and Monthly Installment for any option period be less than the Annual Rent and Monthly Installment in the preceding period.

c.	This option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be “personal” to Tenant as set forth above and that in no event will any assignee or sublessee have any rights to exercise the aforesaid option to renew.

10.	RIGHT OF FIRST REFUSAL.

Provided Tenant is not then in default under the terms, covenants and conditions of the Lease, Tenant shall have the right to lease approximately 8,234 rentable square feet as shown on Exhibit E (the “Expansion Premises”) at such time as Landlord receives an offer from a third party to lease the Expansion Premises which Landlord is prepared to accept (the “Offer”). In such a case, Landlord shall give written notice to Tenant of the Offer, in all its particulars and Tenant shall have a period of five (5) business days in which to exercise Tenant’s right to lease the Expansion Premises, failing which Landlord may lease the Expansion Premises to the third party on the basis of the Offer. In the event such third party does not lease the Expansion Premises pursuant to the Offer, Landlord shall be obligated to follow the foregoing procedure for the next subsequent Offer which it receives. If Landlord does lease the Expansion Premises to a third party after Tenant has declined or failed to lease the Expansion Premises, then Tenant shall have no further right or option to lease the Expansion Premises; however, even though in this instance Tenant would have no right or option to lease the Expansion Premises, Landlord shall endeavor to notify Tenant if Landlord receives an offer from a third party to lease the Expansion Premises which Landlord is prepared to accept. If Tenant exercises its option to include the Expansion Premises hereunder, effective on the delivery date specified in the Offer, the Expansion Space shall automatically be included in the Premises and subject to all the terms and conditions of the Lease, except as set forth in the Offer and as follows:

a.	Tenant’s Proportionate Share shall be recalculated, using the total square footage of the Premises, as increased by the Expansion Premises.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

10/31/01 CALWEST CA MTIN Revised 9/09/05 586769.v1: 028481/048	4	Initials

b.	Except as set forth in the Offer, the Expansion Premises shall be leased on an “as is” basis and Landlord shall have no obligation to improve the Expansion Premises or grant Tenant any improvement allowance thereon.

c.	If requested by Landlord, Tenant shall, prior to the beginning of the term for the Expansion Premises, execute a written memorandum confirming the inclusion of the Expansion Premises and the Annual Rent for the Expansion Premises.

LANDLORD:		TENANT:

CALWEST INDUSTRIAL HOLDINGS, LLC,		THEROX, INC.,
a Delaware limited liability company		a Delaware corporation

By:	RREEF Management Company,
a Delaware corporation, its Property
Manager

By:	/s/ Krysti Galvin	By:	/s/ Kevin T. Larkin
Name:	Krysti Galvin	Name:	Kevin T. Larkin
Title:	District Manager	Title:	President
Dated:		Dated:	April 26, 2007

		By:	/s/ Margaret A. Kivinski
		Name:	Margaret A. Kivinski
		Title:	Secretary
		Dated:	April 26, 2007

10/31/01 CALWEST CA MTIN Revised 9/09/05 586769.v1: 028481/048	5	Initials

EXHIBIT A– FLOOR PLAN DEPICTING THE PREMISES

attached to and made a part of Lease bearing the

Lease Reference Date of March 23, 2007 between

CALWEST INDUSTRIAL HOLDINGS, LLC, a Delaware limited liability company, as Landlord and

THEROX, INC., a Delaware corporation, as Tenant

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

NOT A PART
NORTH

SCALE: 1/32" = 1'-0"

PRICING PLAN

THEROX

CARTWRIGHT BUSINESS CENTER
17500 CARTWRIGHT ROAD
IRVINE, CA
31,500 R. SQ. FT.
04/24/07

CDL Associates, Inc.
INTERIOR ARCHITECTURE • SPACE PLANNING
26072 Merit Circle, Suite 124
Laguna Hills, CA 92653
(949) 367-1185 • Fax (949) 367-1150
E-mail: CDL@cdlassociatesinc.com

ALL ROOM SIZES ARE APPROXIMATE. ALL INFORMATION REPRESENTED ON THIS DRAWING IS BELIEVED TO BE ACCURATE. HOWEVER, TENANT SHOULD VERIFY ALL PERTINENT INFORMATION PRIOR TO COMMITTING TO A LEASE.

10/31/01 CALWEST CA MTIN Revised 9/09/05 586764.v1: 028481/048	A-1	Initials

EXHIBIT A-1 – SITE PLAN

attached to and made a part of Lease bearing the

Lease Reference Date of March 23, 2007 between

CALWEST INDUSTRIAL HOLDINGS, LLC, a Delaware limited liability company, as Landlord and

THEROX, INC., a Delaware corporation, as Tenant

Exhibit A-1 is intended only to show the general location of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

10/31/01 CALWEST CA MTIN
Revised 9/09/05		Initials
586764.v1: 028481/048	A-2

EXHIBIT B – INITIAL ALTERATIONS

attached to and made a part of Lease bearing the

Lease Reference Date of March 23, 2007 between

CALWEST INDUSTRIAL HOLDINGS, LLC, a Delaware limited liability company, as Landlord and

THEROX, INC., a Delaware corporation, as Tenant

Except to the extent otherwise provided in this Exhibit B, Landlord will, at its sole cost and expense, through its architects furnish all architectural, mechanical, and electrical engineering plans required for the performance of the work listed on the attached Schedule I (“Landlord’s Work”).

Tenant may request work (“Tenant’s Requested Work”) not conforming with, or in addition to, Landlord’s Work. If Landlord approves such request in accordance with the Lease, any architectural, mechanical, and electrical plans and specifications required for the Tenant’s Requested Work shall be furnished, at Tenant’s sole cost and expense, by Landlord’s architects and engineers. A reduce plan depicting Tenant’s Requested Work as of the date of this Lease is attached as Schedule II to Exhibit B.

Any interior decorating services which are not included in the Landlord’s Work or which Tenant desires to upgrade beyond the quality level which Landlord is obligated to deliver, such as selection of wall paint colors and/or wall coverings, fixtures, non-building standard carpet, and any or all other decorator items required by Tenant in the performance of said work referred to hereinabove shall be at the Tenant’s sole cost and expense.

Landlord shall diligently pursue the preparation of all plans and specifications for the improvements outlined in Schedule I. All such plans shall be approved by Tenant, which approval shall not be unreasonably withheld.

Landlord will, at its sole cost and expense, furnish and install all of Landlord’s Work in accordance with the applicable provisions of the Lease. Landlord’s Work is tentatively scheduled for completion by June 1,2007.

Upon execution of this Lease Landlord shall cause construction plans to be drafted by it’s architect a final copy of which shall be signed and approved by both Landlord and Tenant prior to construction of Landlord’s Work and Tenant’s Work as referenced above.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

10/31/01 CALWEST CA MTIN
Revised 9/09/05		Initials
586764.v1: 028481/048	B-1

SCHEDULE I TO EXHIBIT B – LANDLORD’S WORK

attached to and made a part of Lease bearing the

Lease Reference Date of March 23, 2007 between

CALWEST INDUSTRIAL HOLDINGS, LLC, a Delaware limited liability company, as Landlord and

THEROX, INC., a Delaware corporation, as Tenant

ALTERNATE EXIT PLAN
NORTH

SCALE: 1/32" = 1'-0"

CDL Associates, Inc.
INTERIOR ARCHITECTURE • SPACE PLANNING
26072 Merit Circle, Suite 104
Laguna Hills, CA 92653
(949) 367-1195 • Fax (949) 367-1150
E-mail: CDL@cdlassociatesinc.com

PRICING PLAN

THEROX

CARTWRIGHT BUSINESS CENTER
17500 CARTWRIGHT ROAD
IRVINE, CA
31,500 R. SQ. FT.
04/24/04

ALL ROOM SIZES ARE APPROXIMATE. ALL INFORMATION REPRESENTED ON THIS DRAWING IS BELIEVED TO BE ACCURATE. HOWEVER, TENANT SHOULD VERIFY ALL PERTINENT INFORMATION PRIOR TO COMMITTING TO A LEASE

10/31/01 CALWEST CA MTIN
Revised 09/09/05		Initials
586764.v1: 028481/048	B-1-1

SCHEDULE II TO EXHIBIT B – TENANT’S WORK

attached to and made a part of Lease bearing the

Lease Reference Date of March 23, 2007 between

CALWEST INDUSTRIAL HOLDINGS, LLC, a Delaware limited liability company, as Landlord and

THEROX, INC., a Delaware corporation, as Tenant

NOT A PART
NORTH

SCALE: 1/32" = 1'-0"

CDL Associates, Inc.
INTERIOR ARCHITECTURE + SPACE PLANNING
26012 Marie Circle, Suite 104
Laguna Hills, CA 92653
(949) 367-1185 • Fax (949) 367-1190
E-mail: CDL@cdlassociatesinc.com

PRICING PLAN

THEROX

CARTWRIGHT BUSINESS CENTER
17500 CARTWRIGHT ROAD
IRVINE, CA
31,500 R. SQ. FT.
04/24/07

ALL ROOM SIZES ARE APPROXIMATE. ALL INFORMATION REPRESENTED ON THIS DRAWING IS BELIEVED TO BE ACCURATE. HOWEVER, TENANT SHOULD VERIFY ALL PERTINENT INFORMATION PRIOR TO COMMITTING TO A LEASE.

10/31/01 CALWEST CA MTIN
Revised 09/09/05		Initials
586764.v1: 028481/048	B-1-2

EXHIBIT C – COMMENCEMENT DATE MEMORANDUM

attached to and made a part of Lease bearing the

Lease Reference Date of March 23, 2007 between

CALWEST INDUSTRIAL HOLDINGS, LLC, a Delaware limited liability company, as Landlord and

THEROX, INC., a Delaware corporation, as Tenant

COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM, made as of                     , 20    , by and between                      (“Landlord”) and                      (“Tenant”).

Recitals:

A.	Landlord and Tenant are parties to that certain Lease, dated for reference , 20 (the “Lease”) for certain premises (the “Premises”) consisting of approximately square feet at the building commonly known as .

B.	Tenant is in possession of the Premises and the Term of the Lease has commenced.

C.	Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1.	The actual Commencement Date is .

2.	The actual Termination Date is .

3.	The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:

[insert rent schedule]

4.	Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:		TENANT:

By:
By:	DO NOT SIGN	By:	DO NOT SIGN
Name:		Name:
Title:		Title:
Dated:		Dated:

		By:	DO NOT SIGN
Name:
Title:
Dated:

10/31/01 CALWEST CA MTIN
Revised 09/09/05		Initials
586764.v1: 028481/048	C-1

EXHIBIT D – RULES AND REGULATIONS

attached to and made a part of Lease bearing the

Lease Reference Date of March 23, 2007 between

CALWEST INDUSTRIAL HOLDINGS, LLC, a Delaware limited liability company, as Landlord and

THEROX, INC., a Delaware corporation, as Tenant

1. No sign, placard, picture, advertisement, name or notice (collectively referred to as “Signs”) shall be installed or displayed on any part of the outside of the Building without the prior written consent of the Landlord which consent shall be in Landlord’s sole discretion. All approved Signs shall be printed, painted, affixed or inscribed at Tenant’s expense by a person or vendor approved by Landlord and shall be removed by Tenant at Tenant’s expense upon vacating the Premises. Landlord shall have the right to remove any Sign installed or displayed in violation of this rule at Tenant’s expense and without notice.

2. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises or Building, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

3. Tenant shall not alter any lock or other access device or install a new or additional lock or access device or bolt on any door of its Premises without the prior written consent of Landlord. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys or other means of access to all doors.

4. If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord. Landlord shall direct electricians as to where and how telephone, data, and electrical wires are to be introduced or installed. The location of burglar alarms, telephones, call boxes or other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

5. Tenant shall not place a load upon any floor of its Premises, including mezzanine area, if any, which exceeds the load per square foot that such floor was designed to carry and that is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

6. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent which consent shall be in Landlord’s sole discretion.

7. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster or drywall (except for pictures and general office uses) or in any way deface the Premises or any part thereof. Tenant shall not affix any floor covering to the floor of the Premises or paint or seal any floors in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

8. No cooking shall be done or permitted on the Premises, except that Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

9. Tenant shall not use any hand trucks except those equipped with the rubber tires and side guards, and may use such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building. Forklifts which operate on asphalt areas shall only use tires that do not damage the asphalt.

10. Tenant shall not use the name of the Building or any photograph or other likeness of the Building in connection with or in promoting or advertising Tenant’s business except that Tenant may include the Building name in Tenant’s address. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

10/31/01 CALWEST CA MTIN
Revised 09/09/05		Initials
586764.v1: 028481/048	D-1

11. All trash and refuse shall be contained in suitable receptacles at locations approved by Landlord. Tenant shall not place in the trash receptacles any personal trash or material that cannot be disposed of in the ordinary and customary manner of removing such trash without violation of any law or ordinance governing such disposal.

12. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governing authority.

13. Tenant assumes all responsibility for securing and protecting its Premises and its contents including keeping doors locked and other means of entry to the Premises closed.

14. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without Landlord’s prior written consent.

15. No person shall go on the roof without Landlord’s permission.

16. Tenant shall not permit any animals, other than seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the property.

17. Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or parking lot.

18. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building. Landlord may waive anyone or more of these Rules and Regulations for the benefit of any tenant or tenants, and any such waiver by Landlord shall not be construed as a waiver of such Rules and Regulations for any or all tenants.

19. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

20. Any toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

21. Tenant shall not permit smoking or carrying of lighted cigarettes or cigars in areas reasonably designated by Landlord or any applicable governmental agencies as non-smoking areas.

22. Any directory of the Building or project of which the Building is a part (“Project Area”), if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to charge for the use thereof and to exclude any other names.

23. Canvassing, soliciting, distribution of handbills or any other written material in the Building or Project Area is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any goods or merchandise in the Building or Project Area without the written consent of Landlord.

24. Any equipment belonging to Tenant which causes noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration.

25. Driveways, sidewalks, halls, passages, exits, entrances and stairways (“Access Areas”) shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. Access areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgement of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building or its tenants.

10/31/01 CALWEST CA MTIN Revised 9/09/05 586764.v1: 028481/048	D-2	Initials

26. Landlord reserves the right to designate the use of parking areas and spaces. Tenant shall not park in visitor, reserved, or unauthorized parking areas. Tenant and Tenant’s guests shall park between designated parking lines only and shall not park motor vehicles in those areas designated by Landlord for loading and unloading. Vehicles in violation of the above shall be subject to being towed at the vehicle owner’s expense. Vehicles parked overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to being towed at vehicle owner’s expense. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

27. No trucks, tractors or similar vehicles can be parked anywhere other than in Tenant’s own truck dock area. Tractor-trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the parking areas or on streets adjacent thereto.

28. During periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow and loading and unloading areas of other tenants. All products, materials or goods must be stored within the Tenant’s Premises and not in any exterior areas, including, but not limited to, exterior dock platforms, against the exterior of the Building, parking areas and driveway areas. Tenant agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation.

In the event of a conflict between the Lease and the Rules and Regulations contained in Exhibit D to the Lease, the Lease shall control.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

10/31/01 CALWEST CA MTIN Revised 9/09/05 586764.v1: 028481/048	D-3	Initials

EXHIBIT E – EXPANSION SPACE

attached to and made a part of Lease bearing the

Lease Reference Date of March 23, 2007 between

CALWEST INDUSTRIAL HOLDINGS, LLC, a Delaware limited liability company, as Landlord and

THEROX, INC., a Delaware corporation, as Tenant

Exhibit E is intended only to show the general layout of the Expansion Space as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

23,496 R. SQ. FT.
8,004 R. SQ. FT.
NORTH

SCALE: 1/30" = 1'-0"

CDL Associates, Inc.
INTERIOR ARCHITECTURE • SPACE PLANNING
26072 Merit Circle, Suite 124
Laguna Hills, CA 92653
(949) 367-1185 • Fax (949) 367-1150
E-mail: CDL@cdlassociatesinc.com

SUITE 100-150

CARTWRIGHT BUSINESS PARK
17500 CARTWRIGHT ROAD
IRVINE, CA
31,500 R. SQ. FT.
03/30/07

ALL INFORMATION REPRESENTED ON THIS DRAWING IS BELIEVED TO BE ACCURATE. HOWEVER, TENANT SHOULD VERIFY ALL PERTINENT INFORMATION PRIOR TO COMMITTING TO A LEASE.

10/31/01 CALWEST CA MTIN
Revised 09/09/05		Initials
586764.v1: 028481/048	E-1

EXHIBIT F – HAZARDOUS MATERIALS

attached to and made a part of Lease bearing the

Lease Reference Date of March 23, 2007 between

CALWEST INDUSTRIAL HOLDINGS, LLC, a Delaware limited liability company, as Landlord and

THEROX, INC., a Delaware corporation, as Tenant

1.	Tenant agrees that Tenant, its agents and contractors, licensees, or invitees shall not handle, use, manufacture, store or dispose of any flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives (collectively “Hazardous Materials”) on, under, or about the Premises, without Landlord’s prior written consent (which consent shall not be unreasonably withheld as long as Tenant demonstrates and documents to Landlord’s reasonable satisfaction (i) that such Hazardous Materials (A) are necessary or useful to Tenant’s business; and (B) will be used, kept, and stored in compliance with all laws relating to any Hazardous Materials so brought or used or kept in or about the Premises; and (ii) that Tenant will give all required notices concerning the presence in or on the Premises or the release of such Hazardous Materials from the Premises) provided that Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials, which products are of a type customarily found in offices and households (such as aerosol cans containing insecticides, toner for copies, paints, paint remover, and the like), provided further that Tenant shall handle, store, use and dispose of any such Hazardous Materials in a safe and lawful manner and shall not allow such Hazardous Materials to contaminate the Premises or the environment.

2.	Tenant further agrees that Tenant will not permit any substance suspected of causing cancer or reproductive toxicity to come into contact with groundwater under the Premises. Any such substance coming into contact with groundwater shall be considered a Hazardous Material for purposes of this Exhibit E.

3.	(i) Notwithstanding the provisions of Paragraph (I), Tenant may handle, store, and use Hazardous Materials, limited to the types, amounts, and use identified in the Hazardous Materials Exhibit attached hereto. If no Hazardous Materials Exhibit is attached to this Lease, then this Paragraph (3) shall be of no force and effect. Tenant hereby certifies to Landlord that the information provided by Tenant pursuant to this Paragraph is true, correct, and complete. Tenant covenants to comply with the use restrictions shown on the attached Hazardous Materials Exhibit. Tenant’s business and operations, and more especially its handling, storage, use and disposal of Hazardous Materials shall at all times comply with all applicable laws pertaining to Hazardous Materials. Tenant shall secure and abide by all permits necessary for Tenant’s operations on the Premises. Tenant shall give or post all notices required by all applicable laws pertaining to Hazardous Materials. If Tenant shall at any time fail to comply with this Paragraph, Tenant shall immediately notify Landlord in writing of such noncompliance.

(ii) Tenant shall provide Landlord with copies of any Material Safety Data Sheets (as required by the Occupational Safety and Health Act) relating to any Hazardous Materials to be used, kept, or stored at or on the Premises, at least 30 days prior to the first use, placement, or storage of such Hazardous Material on the Premises. Landlord shall have 10 days following delivery of such Material Safety Data Sheets to approve or forbid, in its sole discretion subject to the limitation contained in Paragraph (a) above, such use, placement, or storage of a Hazardous Material on the Premises.

(iii) Tenant shall not store hazardous wastes on the premises for more than 90 days; “hazardous waste” has the meaning given it by the Resource Conservation and Recovery Act of 1976, as amended. Tenant shall not install any underground or above ground storage tanks on the Premises. Tenant shall not dispose of any Hazardous Material or solid waste on the Premises. In performing any alterations of the Premises permitted by the Lease, Tenant shall not install any Hazardous Material in the Premises without the specific consent of Landlord attached as an exhibit to this Exhibit E.

(iv) Any increase in the premiums for necessary insurance on the Property which arises from Tenant’s use and/or storage of Hazardous Materials shall be solely at Tenant’s expense. Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any requirement of any Federal, State or local governmental agency with jurisdiction.

10/31/01 CALWEST CA MTIN
Revised 9/03		Initials
586764.v1: 028481/048	F-1

4.	If Landlord, in its reasonable discretion, believes that the Premises or the environment have become contaminated with Hazardous Materials that must be removed under the laws of the state where the Premises are located, in breach of the provisions of this Lease, Landlord, in addition to its other rights under this Lease, may enter upon the Premises and obtain samples from the Premises, including without limitation the soil and groundwater under the Premises, for the purposes of analyzing the same to determine whether and to what extent the Premises or the environment have become so contaminated. Tenant shall reimburse Landlord for the costs of any inspection, sampling and analysis that discloses contamination for which Tenant is liable under the terms of this Exhibit E. Tenant may not perform any sampling, testing, or drilling to locate any Hazardous Materials on the Premises without Landlord’s prior written consent.

5.	Without limiting the above, Tenant shall reimburse, defend, indemnity and hold Landlord harmless from and against any and all claims, losses, liabilities, damages, costs and expenses, including without limitation, loss of rental income, loss due to business interruption, and attorneys fees and costs, arising out of or in any way connected with the use, manufacture, storage, or disposal of Hazardous Materials by Tenant, its agents or contractors on, under or about the Premises including, without limitation, the costs of any required or necessary investigation, repair, cleanup or detoxification and the preparation of any closure or other required plans in connection herewith, whether voluntary or compelled by governmental authority. The indemnity obligations of Tenant under this clause shall survive any termination of the Lease. At Landlord’s option, Tenant shall perform any required or necessary investigation, repair, cleanup, or detoxification of the Premises. In such case, Landlord shall have the right, in its sole discretion, to approve all plans, consultants, and cleanup standards. Tenant shall provide Landlord on a timely basis with (i) copies of all documents, reports, and communications with governmental authorities; and (ii) notice and an opportunity to attend all meetings with regulatory authorities. Tenant shall comply with all notice requirements and Landlord and Tenant agree to cooperate with governmental authorities seeking access to the Premises for purposes of sampling or inspection. No disturbance of Tenant’s use of the Premises resulting from activities conducted pursuant to this Paragraph shall constitute an actual or constructive eviction of Tenant from the Premises. In the event that such cleanup extends beyond the termination of the Lease, Tenant’s obligation to pay rent (including additional rent and percentage rent, if any) shall continue until such cleanup is completed and any certificate of clearance or similar document has been delivered to Landlord. Rent during such holdover period shall be at market rent; if the parties are unable to agree upon the amount of such market rent, then Landlord shall have the option of (a) increasing the rent for the period of such holdover based upon the increase in the cost-of-living from the third month preceding the commencement date to the third month preceding the start of the holdover period, using such indices and assumptions and calculations as Landlord in its sole reasonable judgment shall determine are necessary; or (b) having Landlord and Tenant each appoint a qualified MAl appraiser doing business in the area; in turn, these two independent MAl appraisers shall appoint a third MAl appraiser and the majority shall decide upon the fair market rental for Premises as of the expiration of the then current term. Landlord and Tenant shall equally share in the expense of this appraisal except that in the event the rent is found to be within fifteen percent of the original rate quoted by Landlord, then Tenant shall bear the full cost of all the appraisal process. In no event shall the rent be subject to determination or modification by any person, entity, court, or authority other than as set forth expressly herein, and in no event shall the rent for any holdover period be less than the rent due in the preceding period.

6.	Notwithstanding anything set forth in this Lease, Tenant shall only be responsible for contamination of Hazardous Materials or any cleanup resulting directly therefrom, resulting directly from matters occurring or Hazardous Materials deposited (other than by contractors, agents or representatives controlled by Landlord) during the Lease term, and any other period of time during which Tenant is in actual or constructive occupancy of the Premises. Tenant shall take reasonable precautions to prevent the contamination of the Premise with Hazardous Materials by third parties.

7.	It shall not be unreasonable for Landlord to withhold its consent to any proposed Assignment or Sublease if(i) the proposed Assignee’s or Sublessee’s anticipated use of the premises involves the generation, storage, use, treatment or disposal of Hazardous Materials; (ii) the proposed Assignee or Sublessee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such Assignee’s or Sublessee’s actions or use of the property in question; or (iii) the proposed Assignee or Sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a hazardous material.

8.	Any of Tenant’s insurance insuring against claims of the type dealt with in this Exhibit E shall be considered primary coverage for claims against the Property arising out of or under this Paragraph.

10/31/01 CALWEST CA MTIN Revised 9/03 586764.v1: 028481/048	F-2	Initials

9.	In the event of(i) any transfer of Tenant’s interest under this Lease; or (ii) the termination of this Lease, by lapse of time or otherwise, Tenant shall be solely responsible for compliance with any and all then effective federal, state or local laws concerning (i) the physical condition of the Premises, Building, or Property; or (ii) the presence of hazardous or toxic materials in or on the Premises, Building, or Property (for example, the New Jersey Environmental Cleanup Responsibility Act, the Illinois Responsible Property Transfer Act, or similar applicable state laws), including but not limited to any reporting or filing requirements imposed by such laws. Tenant’s duty to pay rent, additional rent, and percentage rent shall continue until the obligations imposed by such laws are satisfied in full and any certificate of clearance or similar document has been delivered to Landlord.

10.	All consents given by Landlord pursuant to this Exhibit E shall be in writing and shall be attached as amendments to this Exhibit E. If such consents are not attached to this Exhibit E, then such consents will be deemed withheld.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

10/31/01 CALWEST CA MTIN Revised 9/03 586764.v1: 028481/048	F-3	Initials

SCHEDULE 1 TO EXHIBIT F

HAZARDOUS MATERIALS LIST

Dept.	Common Name	Brand Name	Use	Material Form	Quantity Stored	Monthly Use
All	Nitrogen	Oxygen Service Co.	Testing	Gas	8 “T” Cylinders	1 Cylinder
All	Oxygen	Oxygen Service Co.	Testing	Gas	5 “H” Cylinders	0.33 Cylinder
All	Carbon Dioxide	Oxygen Service Co.	Testing	Gas	6 “H” Cylinders	1 Cylinder
All	Carbon Dioxide/ NitroRen Mix	Oxygen Service Co.	Testing	Gas	2 “H” Cylinders	0.1 Cylinder
All	Oxygen (Small)	Shields	Testing	Gas	9 “E” Cylinders	4 Cylinders
MFG	70% IPA/ Water	Isopropanol, 70%USP	MFG Cleaning	Liquid	4 Gallons	0.5 Gallons
MFG	Ethanol	Dehydrated Alcohol	MFG Flushing	Liquid	4 Gallons	0.25 Gallons
MFG	99.9% IPA	Isopropyl Alcohol	MFG Coating	Liquid	4 Gallons	0.25 Gallons
MFG	BKH	Benzalkonium Heparin	MFG Coating	Liquid	1000 ML	100ML
MFG	UV Adhesive	Dymax 1190	MFG Bonding	Liquid	1,300ML	30ML
MFG	UV Adhesive	Loctitie 3301	MFG Bonding	Liquid	250ML	25ML
MFG	EPOTEK	Epoxy	MFG Bonding	Liquid	8 OZ	0.35 OZ
MFG	Silicone Fluid	MED-420	MFG Lubricant	Liquid	60ML	2ML

10/31/01 CALWEST CA MTIN Revised 9/03 586764.v1: 028481/048	F-4	Initials

EXHIBIT C – COMMENCEMENT DATE MEMORANDUM

attached to and made a part of Lease bearing the

Lease Reference Date of March 23, 2007 between

Walton CWCA Irvine Cartwright 58, LLC successor-in-interest to CALWEST INDUSTRIAL HOLDINGS, LLC, as Landlord and THEROX, INC., a Delaware corporation, as Tenant

COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM, made as of August 21, 2007, by and between Walton CWCA Irvine Cartwright 58, LLC successor-in-interest to CALWEST INDUSTRIAL HOLDINGS, LLC (“Landlord”) and THEROX, INC. (“Tenant”).

Recitals:

A.	Landlord and Tenant are parties to that certain Lease, dated for reference March 23, 2007 (the “Lease”) for certain premises (the “Premises”) consisting of approximately 23,496 square feet at the building commonly known as 17500 Cartwright Road, Suite 100 Irvine, CA 92614.

B.	Tenant is in possession of the Premises and the Term of the Lease has commenced.

C.	Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1.	The actual Commencement Date is August 1, 2007.

2.	The actual Termination Date is September 30, 2012.

3.	The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:

August 1, 2007	$0
October 1, 2007	$31,719.60/month
August 1, 2008	$32,988.38/month
August 1, 2009	$34,307.92/month
August 1, 2010	$35,680.24/month
August 1, 2011	$37,107.45/month

4.	Capitalized terms not defined herein shall have the same meaning as set forth in the Lease

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written

LANDLORD: COLLIERS BENNETT & KAHNWELLER, INC. AS AGENT FOR WALTON CWCA IRVINE CARTWRIGHT 58, LLC		TENANT: THEROX, INC.

By:	/s/ Robert Munson	By:	/s/ Kevin I. Larkin
Name:	Robert Munson	Name:	Kevin I. Larkin
Title:	Vice President	Title:	President and Chief Executive Officer
Dated:	09-28-07	Dated:

		By:	/s/ Margaret A. Kivinski
		Name:	Margaret A. Kivinski, P.E., Esq.
		Title:	Vice President of Intellectual Property, General Counsel and Corporate Secretary
Dated:

C-1